Exhibit 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of October 7, 2002, is by and between Best Buy Co., Inc., a Minnesota corporation (the “Company”), the banks which are signatories hereto (individually, each a “Bank” and collectively, the “Banks”) and U.S. Bank National Association, a national banking association, as agent for the banks party to the Credit Agreement (in such capacity, the “Agent”).

RECITALS

1.             The banks party thereto, Company, and the Agent entered into an Amended and Restated Credit Agreement dated as of March 21, 2002 (the “Credit Agreement”); and

2.             The Company desires to amend certain provisions of the Credit Agreement, and the Banks and the Agent have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.               Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2.               Amendments.  The Credit Agreement is hereby amended as follows:

2.1              Defined Terms.  Section 1.1 of the Credit Agreement is amended by deleting the definitions of “Cash Flow Leverage Ratio”, “Earnings Before Interest, Income Taxes and Depreciation” and “Interest Coverage Ratio” as they appear therein and by inserting the following defined terms therein in the appropriate alphabetical order:

“Cash Flow Leverage Ratio”:  at any date of determination, the ratio of (a) the Interest-bearing Indebtedness of the Company and its Subsidiaries, plus eight times Rental and Lease Expense for the Measurement Period ended on such date, to (b) the sum for the Measurement Period ending on such date of (i) Earnings Before Interest, Income Taxes, Depreciation and Amortization and (ii) Rental and Lease Expense, in all cases determined in accordance with GAAP and as set forth in the Company’s financial statements delivered hereunder.

“Earnings Before Interest, Income Taxes, Depreciation and Amortization”:  for any period of determination, the consolidated net income of the Company and its Subsidiaries before deductions for income taxes, Net Interest Expense, depreciation and amortization, all as determined in accordance with GAAP, excluding therefrom (a) nonoperating gains (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations, gains arising from the sale of assets and other nonrecurring gains) of the Company and its Subsidiaries during the applicable period and (b) similar nonoperating losses (including, without limitation, losses arising from the sale of assets and other nonrecurring losses) of the Company and its Subsidiaries during such period.

“Interest Coverage Ratio”: for any Measurement Period, the ratio of (a) the sum of (i) Earnings Before Interest, Income Taxes, Depreciation and Amortization plus (ii) Rental and Lease Expense to (b) the sum of (y) Net Interest plus (z) Rental and Lease Expense.

2.2              Permitted Liens.  Section 5.12(h) of the Credit Agreement is deleted in its entirety.

2.3              Schedule 5.13(k).  Schedule 5.13(k) of the Credit Agreement is hereby amended and restated to read as set forth in Exhibit A hereto, which Exhibit A is hereby made a part of the Credit Agreement as Schedule 5.13(k) thereto.

Section 3.               Effectiveness of Amendments.  The amendments contained in this Amendment shall become effective as of September 30, 2002 upon delivery by the Company of, and compliance by the Company with, the following:

3.1              This Amendment duly executed by the Company, the Agent, and the Majority Banks.

3.2              A consent of each Guarantor in the form of Exhibit B attached to this Amendment, duly executed by such Guarantor.

3.3              The Company shall have satisfied such other conditions as specified by the Banks, including payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Credit Agreement and this Amendment.

Each Bank consents to the execution, delivery and performance by the Agent of the letter dated as of October 1, 2002 given by the Agent in favor of Company and HBSC Bank Canada relating to the Indebtedness described on Exhibit A hereto and acknowledges receipt of copies of the Canadian Loan Documents (as defined therein).

Section 4.               Representations, Warranties, Authority, No Adverse Claim.

4.1              Reassertion of Representations and Warranties, No Default.  The Company hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit

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Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Banks.

4.2           Authority, Validity, No Conflict, No Consent Required.  The Company represents and warrants that the Company has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Company in connection herewith or therewith by proper corporate authority, and neither this Amendment nor the agreements contained herein contravenes or constitutes a default under any agreement, instrument or indenture to which the Company is a party or a signatory or a provision of the Company’s Articles of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Company or any of its property except, if any, in favor of the Banks.  The Company represents and warrants that this Amendment constitutes the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium, and other similar laws affecting Creditors’ rights generally and general principles of equity.  The Company represents and warrants that no consent, approval or authorization of or registration or declaration with any person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Company of this Amendment or other agreements and documents executed and delivered by the Company in connection therewith or the performance of obligations of the Company therein described, except for those which the Company has obtained or provided and as to which the Company has delivered certified copies of documents evidencing each such action to the Agent.

4.3           No Adverse Claim. The Company warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give the Company a basis to assert a defense, offset or counterclaim to any claim of the Banks with respect to the Obligations.

4.4           Affirmation of Credit Agreement, Further References.  The Banks and the Company each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect.  All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.   The Company confirms to the Banks that all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Company under any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Company.

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4.5           Resolution and Incumbency Certificate.  Within 30 days of the date of this Amendment, the Company will furnish to the Agent a copy of the resolutions of the Board of Directors of the Company ratifying the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Company since true and accurate copies of the same were delivered to the Agent with a certificate of the Secretary of the Company dated March 21, 2002, and (ii) identifying each officer of the Company authorized to execute this Amendment and any other instrument or agreement executed by the Company in connection with this Amendment, and certifying as to specimens of such officer’s signature and such  officer’s incumbency in such offices as such officer holds.

Section 5.             Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 6.             Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 7.               Successors.  This Amendment shall be binding upon the Company and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company and the Banks and the successors and assigns of the Banks.

Section 8.               Legal Expenses.  As provided in Section 8.03 of the Credit Agreement, the Company agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney’ fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment and in enforcing the obligations of the Company under this Amendment and to pay and save the Agent harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Company shall survive any termination of the Credit Agreement.

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Section 9.               Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 10.             Counterparts.  This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 11.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BEST BUY CO., INC.

By	/s/ Ryan D. Robinson
Its	VP Finance

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Bank

By	/s/ Sam Pepper
Its	Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION, f/k/a First Union National Bank

By	/s/ Mark S. Supple
Its	Vice President

[Signature page to First Amendment to Credit Agreement]

BANK ONE, NA (MAIN CHICAGO OFFICE)

By	/s/ Vincent R. Henchek
Its	Director

[Signature page to First Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Scott D. Bjelde
Its	Vice President and Senior Banker

By	/s/ Christopher A. Cudak
Its	Vice President

[Signature page to First Amendment to Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By	/s/ Patrick McCue
Its	Vice President & Manager

[Signature page to First Amendment to Credit Agreement]

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH

By	/s/ Bill O’Daly
Its	Director

By	/s/ Cassandra Droogan
Its	Associate

[Signature page to First Amendment to Credit Agreement]

FLEET NATIONAL BANK

By	/s/ Kathleen A. Dimock
Its	Director

[Signature page to First Amendment to Credit Agreement]

THE BANK OF NOVA SCOTIA

By	/s/ Keith Rauschenberger
Its	Director

[Signature page to First Amendment to Credit Agreement]

MERRILL LYNCH CAPITAL CORPORATION

By	/s/ Stephanie Vallillo
Its	Vice President

[Signature page to First Amendment to Credit Agreement]

EXHIBIT A

TO FIRST AMENDMENT

TO CREDIT AGREEMENT

Schedule 5.13(k)

FUTURE SHOP INDEBTEDNESS

Best Buy Canada Ltd. Magasins Best Buy Ltee. has a CDN$68,000,000 unsecured revolving operating loan facility from HSBC Canada.

A-1

EXHIBIT B

TO FIRST AMENDMENT

TO CREDIT AGREEMENT

CONSENT OF GUARANTORS

Each of the undersigned have guaranteed payment and performance of the obligations of BEST BUY CO., INC., a Minnesota corporation (the “Company”), to U.S. Bank National Association, as agent (the “Agent”) and as a Bank, and certain other Banks (the “Banks”) under that certain Amended and Restated Credit Agreement dated as of March 21, 2002, between the Company and the Banks ( “Credit Agreement”), pursuant to the terms of separate Guaranties executed by the undersigned in favor of the Banks and dated as of March 21, 2002 (as amended, collectively, the “Guaranties” and each individually, a “Guaranty”).

Each of the undersigned acknowledges receipt of a copy of the proposed First Amendment to Credit Agreement, dated concurrently herewith (the “First Amendment”).

Each of the undersigned confirms, agrees and acknowledges that the Amendment shall in no way impair or limit the rights of the Agent and the Banks under its Guaranty and that obligations of the Company under the Credit Agreement, as amended by the First Amendment, constitute “Obligations” as defined in its Guaranty.

Each of the undersigned confirms that, by its Guaranty, and subject to the terms and conditions of its Guaranty, the undersigned continues to guaranty payment and performance of the obligations of the Company to the Banks under the Credit Agreement, as amended by the First Amendment.  The undersigned hereby confirms that its Guaranty remains in full force and effect, enforceable against the undersigned by the Banks, in accordance with its terms.

Dated as of October 7, 2002	BBC PROPERTY CO.

	By	/s/ Ryan D. Robinson
	Its	VP Finance

BEST BUY STORES, L.P.
	By:	BBC Property Co.
	Its	General Partner

	By	/s/ Ryan D. Robinson
	Its	VP Finance

BEST BUY INVESTMENT CO.

	By	/s/ Ryan D. Robinson
	Its	VP Finance

B-1